                                                                EXHIBIT 14

                                           Independent Auditors' Consent

The Board of Trustees
Oppenheimer Europe Fund and
Oppenheimer Global Fund:

     We consent to the use of or incorporation by reference in this Registration
     Statement  of  Oppenheimer  Global Fund on Form N-14 of our  reports  dated
     September  23,  2002  and  October  21,  2002  relating  to  the  financial statements and financial highlights appearing in the August 31, 2002 Annual
     Report to the Shareholders of Oppenheimer  Europe Fund and in the September
     30, 2002 Annual  Report to the  Shareholders  of  Oppenheimer  Global Fund,
     respectively.

     We also consent to the  reference  to our firm under the heading  "What are the Tax Consequences of the  Reorganization" in the combined Prospectus and
     Proxy Statement which is part of the Registration  Statement of Oppenheimer
     Global Fund on Form N-14.

     We also  consent to the use of our Tax  Opinion  dated  October 17, 2003 in exhibit 16(12) in Part C which is part of such Registration Statement.

                                                   /s/ KPMG LLP
                                                   ------------
                                                     KPMG LLP

Denver, Colorado
November 10, 2003